Exhibit 99.1
Williams-Sonoma, Inc. announces fourth quarter and fiscal year 2023 results
Q4 comparable brand revenue -6.8%
Q4 operating margin of 20.1%; Q4 diluted EPS of $5.44
Quarterly dividend increase of 26%; new stock repurchase authorization of $1 billion

San Francisco, CA, March 13, 2024 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the fourth quarter and fiscal year ended January 28, 2024 (Fiscal 2023).

“We are pleased with our strong finish to 2023. We delivered an annual operating margin of 16.4% with full-year earnings per share of $14.85, beating our 2023 comp guidance of -10% to -12% and hitting our operating margin range of 16% to 16.5%,” said Laura Alber, President and Chief Executive Officer.

Alber concluded, “We outperformed in 2023 despite the slowest housing market in several decades and geopolitical unrest. Although this pressured our top-line trend, we stayed focused on full-price selling, supply chain efficiencies, and best-in-class customer service. We have transformed our business model and as a result, we delivered an operating margin well ahead of our pre-pandemic profitability.”

FOURTH QUARTER 2023 HIGHLIGHTS
•Comparable brand revenue -6.8% with a 2-year comp -7.4% and a 4-year comp +29.1%.
•Gross margin of 46.0% +480bps to LY with selling margin +560bps due to higher merchandise margins and lower costs from supply chain efficiencies, offset by occupancy deleverage of 80bps. Occupancy costs of $208 million, +2.1% to LY.
•SG&A rate of 25.9% +390bps to LY on a GAAP basis and +460bps to LY on a non-GAAP basis driven by employment and general expense deleverage. SG&A of $591 million, +9.3% to LY on a GAAP basis and +13.0% to LY on a non-GAAP basis.
•Operating income of $458 million with an operating margin of 20.1%.
•Diluted EPS of $5.44 per share.

FISCAL YEAR 2023 HIGHLIGHTS
•Comparable brand revenue -9.9% with a 2-year comp -3.4% and a 4-year comp +35.6%.
•Gross margin of 42.6%, +20bps to LY on a GAAP basis with selling margin +170bps due to higher merchandise margins and supply chain efficiencies, offset by occupancy deleverage of 150bps. Gross margin of 42.7%, +30bps to LY on a non-GAAP basis with selling margin +170bps due to higher merchandise margins and supply chain efficiencies, and occupancy deleverage of 140bps. Occupancy costs of $814 million, +3.7% to LY on a GAAP basis and +3.6% on a non-GAAP basis.
•SG&A rate of 26.6%, +150bps to LY on a GAAP basis and 26.3%, +140bps to LY on a non-GAAP basis, driven by employment and general expense deleverage. GAAP SG&A of $2.1 billion, -5.5% to LY, and non-GAAP SG&A of $2.0 billion, -5.8% to LY.
•GAAP operating income of $1.24 billion with an operating margin of 16.1%; non-GAAP operating income of $1.27 billion with an operating margin of 16.4%.
•GAAP diluted EPS of $14.55 and non-GAAP diluted EPS of $14.85.
•Merchandise inventories -14.4% to LY to $1.2 billion.
•ROIC of 45.0% driven by net earnings.
•Maintained strong liquidity position of $1.3 billion in cash and $1.7 billion in operating cash flow enabling the company to deliver returns to stockholders of $545 million through $313 million in stock repurchases and $232 million in dividends.
DIVIDENDS AND STOCK REPURCHASE AUTHORIZATIONS
•Increased our quarterly dividend 26%, or $0.23, to $1.13 per share.
•Expanded our stock repurchase capacity to $1 billion, superseding the company's current stock repurchase authorization.
OUTLOOK
•In fiscal 2024, we expect annual net revenue growth in the range of -3% to +3% with comps in the range of -4.5% to +1.5%; and an operating margin between 16.5% to 16.8%.
•Fiscal 2024 is a 53-week year. Our financial statements will be prepared on a 53-week basis in fiscal 2024 and a 52-week basis in fiscal 2023. However, we will report comps on a 53-week versus 53-week comparable basis. All other year-over-year comparisons will be 53-weeks in fiscal 2024 versus 52-weeks in fiscal 2023. We expect the additional week in fiscal 2024 to contribute 150bps to revenue growth and 10bps to operating margin, both of which are reflected in our guidance.
•Over the long-term, we continue to expect mid-to-high single-digit annual net revenue growth with an operating margin in the mid-to-high teens.
CONFERENCE CALL AND WEBCAST INFORMATION
Williams-Sonoma, Inc. will host a live conference call today, March 13, 2024, at 7:00 A.M. (PT). The call will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.
CONTACT INFORMATION
Jeff Howie EVP, Chief Financial Officer – (415) 402 4324
Jeremy Brooks SVP, Chief Accounting Officer & Head of Investor Relations – (415) 733 2371

SEC REGULATION G — NON-GAAP INFORMATION
This press release includes non-GAAP financial measures. Exhibit 1 provides reconciliations of these non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis as we cannot do so without unreasonable efforts due to the potential variability and limited visibility of excluded items; these excluded items include exit costs associated with the closure of our West Coast manufacturing facility and the exiting of Aperture, a division of our Outward, Inc. subsidiary, as well as costs related to reduction-in-force initiatives. For the same reasons, we are unable to address the probable significance of such excluded items. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. In addition, certain other items may be excluded from non-GAAP financial measures when the company believes this provides greater clarity to management and investors. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Non-GAAP measures as presented herein may not be comparable to similarly titled measures used by other companies.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things, statements in the quotes of our President and Chief Executive Officer and our fiscal year 2024 outlook and long-term financial targets.
The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; the continuing impact of inflation and measures to control inflation, including changing interest rates, on consumer spending; war in Ukraine and the Middle East, and shortages of various raw materials on our global supply chain, retail store operations and customer demand; labor and material shortages; the outcome of our growth initiatives; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy, supply chain, product, transportation and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; the impact of current and potential future tariffs and our ability to mitigate impacts; the potential for increased corporate income taxes; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 29, 2023 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We have not filed our Form 10-K for the fiscal year ended January 28, 2024. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time we file the Form 10-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.
Williams-Sonoma, Inc. is the world’s largest digital-first, design-led and sustainable home retailer. The company’s products, representing distinct merchandise strategies — Williams Sonoma, Pottery Barn, Pottery Barn Kids, Pottery Barn Teen, West Elm, Williams Sonoma Home, Rejuvenation, Mark and Graham, and GreenRow — are marketed through e-commerce websites, direct-mail catalogs and retail stores. These brands are also part of The Key Rewards, our loyalty and credit card program that offers members exclusive benefits across the Williams-Sonoma family of brands. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom, offer international shipping to customers worldwide, and have unaffiliated franchisees that operate stores in the Middle East, the Philippines, Mexico, South Korea and India, as well as e-commerce websites in certain locations. We are also proud to be a leader in our industry with our values-based culture and commitment to achieving our sustainability goals. Our company is Good By Design — we’ve deeply ingrained sustainability into our business. From our factories to your home, we’re united in a shared purpose to care for our people and our planet.
For more information on our sustainability efforts, please visit: https://sustainability.williams-sonomainc.com/
WSM-IR

Condensed Consolidated Statements of Earnings (unaudited)

	For the Thirteen Weeks Ended
	January 28, 2024		January 29, 2023
(In thousands, except per share amounts)	$	% of Revenues	$	% of Revenues
Net revenues	$2,278,937	100.0%	$2,453,079	100.0%
Cost of goods sold	1,230,322	54.0	1,443,229	58.8
Gross profit	1,048,615	46.0	1,009,850	41.2
Selling, general and administrative expenses	590,524	25.9	540,063	22.0
Operating income	458,091	20.1	469,787	19.2
Interest income, net	13,147	0.6	1,383	0.1
Earnings before income taxes	471,238	20.7	471,170	19.2
Income taxes	116,799	5.1	116,177	4.7
Net earnings	$354,439	15.6%	$354,993	14.5%
Earnings per share (EPS):
Basic	$5.53		$5.35
Diluted	$5.44		$5.28
Shares used in calculation of EPS:
Basic	64,143		66,349
Diluted	65,147		67,201

4th Quarter Net Revenues and Comparable Brand Revenue Growth (Decline)[1]

	Net Revenues		Comparable Brand Revenue Growth (Decline)
(In millions, except percentages)	Q4 23	Q4 22	Q4 23	Q4 22
Pottery Barn	$874	$967	(9.6)%	5.8%
West Elm	453	534	(15.3)	(10.7)
Williams Sonoma	524	524	1.6	(2.5)
Pottery Barn Kids and Teen	311	323	(2.5)	4.0
Other[2]	117	105	N/A	N/A
Total	$2,279	$2,453	(6.8)%	(0.6)%

1 See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue, which is calculated on a 13-week basis for Q4 2023 and Q4 2022, and includes business-to-business revenues.
2 Primarily consists of net revenues from Rejuvenation, our international franchise operations, Mark and Graham and GreenRow.

Condensed Consolidated Statements of Earnings (unaudited)

	For the Fiscal Year Ended
	January 28, 2024		January 29, 2023
(In thousands, except per share amounts)	$	% of Revenues	$	% of Revenues
Net revenues	$7,750,652	100.0%	$8,674,417	100.0%
Cost of goods sold	4,447,051	57.4	4,996,684	57.6
Gross profit	3,303,601	42.6	3,677,733	42.4
Selling, general and administrative expenses	2,059,408	26.6	2,179,311	25.1
Operating income	1,244,193	16.1	1,498,422	17.3
Interest income, net	29,162	0.4	2,260	—
Earnings before income taxes	1,273,355	16.4	1,500,682	17.3
Income taxes	323,593	4.2	372,778	4.3
Net earnings	$949,762	12.3%	$1,127,904	13.0%
Earnings per share (EPS):
Basic	$14.71		$16.58
Diluted	$14.55		$16.32
Shares used in calculation of EPS:
Basic	64,574		68,021
Diluted	65,272		69,100

Fiscal Year Net Revenues and Comparable Brand Revenue Growth (Decline)[1]

	Net Revenues		Comparable Brand Revenue Growth (Decline)
(In millions, except percentages)	FY 23	FY 22	FY 23	FY 22
Pottery Barn	$3,206	$3,556	(9.7)%	14.9%
West Elm	1,855	2,278	(18.8)	2.5
Williams Sonoma	1,260	1,287	(0.7)	(1.7)
Pottery Barn Kids and Teen	1,060	1,133	(5.5)	0.4
Other[2]	370	420	N/A	N/A
Total	$7,751	$8,674	(9.9)%	6.5%

1 See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue, which is calculated on a 52-week basis for fiscal 2023 and fiscal 2022, and includes business-to-business revenues.
2 Primarily consists of net revenues from Rejuvenation, our international franchise operations, Mark and Graham and GreenRow.

Condensed Consolidated Balance Sheets (unaudited)

	As of
(In thousands, except per share amounts)	January 28, 2024	January 29, 2023
Assets
Current assets
Cash and cash equivalents	$1,262,007	$367,344
Accounts receivable, net	122,914	115,685
Merchandise inventories, net	1,246,369	1,456,123
Prepaid expenses	59,466	64,961
Other current assets	29,041	31,967
Total current assets	2,719,797	2,036,080
Property and equipment, net	1,013,189	1,065,381
Operating lease right-of-use assets	1,229,650	1,286,452
Deferred income taxes, net	110,656	81,389
Goodwill	77,306	77,307
Other long-term assets, net	122,950	116,407
Total assets	$5,273,548	$4,663,016
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$607,877	$508,321
Accrued expenses	264,306	247,594
Gift card and other deferred revenue	573,904	479,229
Income taxes payable	96,554	61,204
Operating lease liabilities	234,517	231,965
Other current liabilities	103,157	108,138
Total current liabilities	1,880,315	1,636,451
Long-term operating lease liabilities	1,156,104	1,211,693
Other long-term liabilities	109,268	113,821
Total liabilities	3,145,687	2,961,965
Stockholders' equity
Preferred stock: $0.01 par value; 7,500 shares authorized, none issued	—	—
Common stock: $0.01 par value; 253,125 shares authorized; 64,151 and 66,226 shares issued and outstanding at January 28, 2024 and January 29, 2023, respectively	642	663
Additional paid-in capital	588,602	573,117
Retained earnings	1,555,595	1,141,819
Accumulated other comprehensive loss	(15,552)	(13,809)
Treasury stock, at cost	(1,426)	(739)
Total stockholders' equity	2,127,861	1,701,051
Total liabilities and stockholders' equity	$5,273,548	$4,663,016

Retail Store Data (unaudited)

	Beginning of quarter			End of quarter	As of
	October 29, 2023	Openings	Closings	January 28, 2024	January 29, 2023
Pottery Barn	191	1	(8)	184	188
Williams Sonoma	163	—	(7)	156	165
West Elm	123	—	(2)	121	122
Pottery Barn Kids	46	—	—	46	46
Rejuvenation	10	1	—	11	9
Total	533	2	(17)	518	530

Condensed Consolidated Statements of Cash Flows (unaudited)

	For the Fiscal Year Ended
(In thousands)	January 28, 2024	January 29, 2023
Cash flows from operating activities:
Net earnings	$949,762	$1,127,904
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	232,590	214,153
Loss on disposal/impairment of assets	21,869	25,116
Non-cash lease expense	255,286	231,350
Deferred income taxes	(29,085)	(23,823)
Stock-based compensation expense	84,754	90,268
Other	(2,796)	(2,339)
Changes in:
Accounts receivable	(7,461)	15,687
Merchandise inventories	209,168	(208,908)
Prepaid expenses and other assets	1,016	(11,823)
Accounts payable	99,043	(113,521)
Accrued expenses and other liabilities	4,935	(61,995)
Gift card and other deferred revenue	95,005	31,839
Operating lease liabilities	(269,162)	(242,855)
Income taxes payable	35,349	(18,231)
Net cash provided by operating activities	1,680,273	1,052,822
Cash flows from investing activities:
Purchases of property and equipment	(188,458)	(354,117)
Other	201	162
Net cash used in investing activities	(188,257)	(353,955)
Cash flows from financing activities:
Repurchases of common stock	(313,001)	(880,038)
Payment of dividends	(232,475)	(217,345)
Tax withholdings related to stock-based awards	(52,831)	(81,290)
Net cash used in financing activities	(598,307)	(1,178,673)
Effect of exchange rates on cash and cash equivalents	954	(3,188)
Net increase (decrease) in cash and cash equivalents	894,663	(482,994)
Cash and cash equivalents at beginning of period	367,344	850,338
Cash and cash equivalents at end of period	$1,262,007	$367,344

Exhibit 1

GAAP to Non-GAAP Reconciliation (unaudited)

	For the Thirteen Weeks Ended				For the Fiscal Year Ended
	January 28, 2024		January 29, 2023		January 28, 2024		January 29, 2023
(In thousands, except per share data)	$	% of revenues	$	% of revenues	$	% of revenues	$	% of revenues
Occupancy costs	$208,020	9.1%	$203,715	8.3%	$814,290	10.5%	$785,425	9.1%
Exit Costs[1]	—		—		(239)		—
Non-GAAP occupancy costs	$208,020	9.1%	$203,715	8.3%	$814,051	10.5%	$785,425	9.1%

Gross profit	$1,048,615	46.0%	$1,009,850	41.2%	$3,303,601	42.6%	$3,677,733	42.4%
Exit Costs[1]	—		—		2,141		—
Non-GAAP gross profit	$1,048,615	46.0%	$1,009,850	41.2%	$3,305,742	42.7%	$3,677,733	42.4%

Selling, general and administrative expenses	$590,524	25.9%	$540,063	22.0%	$2,059,408	26.6%	$2,179,311	25.1%
Impairment of Aperture[2]	—		(17,687)		—		(17,687)
Exit Costs[1]	—		—		(15,790)		—
Reduction-in-force Initiatives[3]	—		—		(8,316)		—
Non-GAAP selling, general and administrative expenses	$590,524	25.9%	$522,376	21.3%	$2,035,302	26.3%	$2,161,624	24.9%

Operating income	$458,091	20.1%	$469,787	19.2%	$1,244,193	16.1%	$1,498,422	17.3%
Impairment of Aperture[2]	—		17,687		—		17,687
Exit Costs[1]	—		—		17,931		—
Reduction-in-force Initiatives[3]	—		—		8,316		—
Non-GAAP operating income	$458,091	20.1%	$487,474	19.9%	$1,270,440	16.4%	$1,516,109	17.5%

	$	Tax rate	$	Tax rate	$	Tax rate	$	Tax rate
Income taxes	$116,799	24.8%	$116,177	24.7%	$323,593	25.4%	$372,778	24.8%
Impairment of Aperture[2]	—		2,840		—		2,840
Exit Costs[1]	—		—		4,690		—
Reduction-in-force Initiatives[3]	—		—		2,174		—
Non-GAAP income taxes	$116,799	24.8%	$119,017	24.4%	$330,457	25.4%	$375,618	24.7%

Diluted EPS	$5.44		$5.28		$14.55		$16.32
Impairment of Aperture[2]	—		0.22		—		0.21
Exit Costs[1]	—		—		0.20		—
Reduction-in-force Initiatives[3]	—		—		0.09		—
Non-GAAP diluted EPS[4]	$5.44		$5.50		$14.85		$16.54

1 During Q1 2023, we incurred exit costs of $17.9 million, including $9.3 million associated with the closure of our West Coast manufacturing facility and $8.6 million associated with the exiting of Aperture, a division of our Outward, Inc. subsidiary.

2 During Q4 2022, we incurred an impairment charge of approximately $17.7 million, including $9.7 million related to the impairment of software and hardware and $8.0 million related to the impairment of goodwill, associated with Aperture, a division of our Outward, Inc. subsidiary.

3During Q1 2023, we incurred costs related to reduction-in-force initiatives of $8.3 million primarily in our corporate functions.
4Per share amounts may not sum due to rounding to the nearest cent per diluted share.

Return on Invested Capital (“ROIC”)
We believe ROIC is a useful financial measure for investors in evaluating the efficient and effective use of capital, and is an important component of long-term shareholder return.
The following table presents the calculation of ROIC, together with a reconciliation of net earnings to non-GAAP net operating profit after tax ("NOPAT"):

For the Fiscal Year Ended
(In thousands)	January 28, 2024
Net earnings	$949,762
Interest income, net	(29,162)
Income taxes	323,593
Operating income	1,244,193
Exit Costs [1]	17,931
Reduction-in-force Initiatives [1]	8,316
Operating lease costs	296,779
Adjusted Operating Income	1,567,219
Income tax adjustment [2]	(398,074)
NOPAT (numerator)	$1,169,145

1For more information on the nature of these adjustments, see the footnotes to the GAAP to Non-GAAP Reconciliation.
2Adjustment reflects a hypothetical provision for income taxes on adjusted operating income, using the Company's effective tax rate of 25.4%.

	As of
(In thousands)	January 28, 2024	January 29, 2023	Average
Total assets	$5,273,548	$4,663,016
Total current liabilities	(1,880,315)	(1,636,451)
Cash in excess of $200 million	(1,062,007)	(167,344)
Invested capital (denominator)	$2,331,226	$2,859,221	$2,595,224

Return on invested capital			45.0%

SEC Regulation G – Non-GAAP Information
These tables include non-GAAP occupancy costs, gross profit, gross margin, selling, general and administrative expense, operating income, Adjusted Operating Income, operating margin, income taxes, effective tax rate and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.